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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                         Date of Report: April 23, 2008
                        (Date of earliest event reported)

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                               GSI COMMERCE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-16611               04-2958132
         (State or other           (Commission File No.)       (IRS Employer
 jurisdiction of incorporation)                             Identification No.)

                   935 First Avenue, King of Prussia, PA 19406
              (Address of principal executive offices and zip code)

                                 (610) 491-7000
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      On April 23, 2008, GSI Commerce, Inc. ("we" or the "Registrant") issued a press release announcing results for the 2008 first fiscal quarter ended March 29, 2008 and certain other information. A copy of the press release is furnished as part of this report and incorporated herein by reference.

      The press release (included as Exhibit 99.1) contains the non-GAAP financial measures non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. These financial measures are not intended to be considered in isolation of, as a substitute for or superior to our GAAP financial information. The non-GAAP financial measures included in the press release and to be included the conference call have been reconciled to the nearest GAAP measure as is required under Securities and Exchange Commission rules. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.

      We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

      Non-GAAP income from operations. We define non-GAAP income from operations, formerly referred to as adjusted EBITDA, as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

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     Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Press Release, dated April 23, 2008

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GSI COMMERCE, INC.

                                            By:   /s/ Michael R. Conn
                                               ---------------------------------
                                            Michael R. Conn
                                            Executive Vice President Finance and
                                            Chief Financial Officer

Dated: April 23, 2008

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                                  Exhibit Index

Exhibit No.    Description
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99.1           Press Release, dated April 23, 2008